INVESCO REAL ESTATE INCOME TRUST INC.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT

This subscription agreement (including all appendices hereto, this “Subscription Agreement”) relates to the offering of shares of Class N common stock of Invesco Real Estate Income Trust Inc., a Maryland corporation (the “Company”). Prior to completing this Subscription Agreement, you should read the Confidential Private Placement Memorandum of the Company, dated January 16, 2020 (as amended or supplemented from time to time, including all schedules, exhibits and attachments thereto, the “Memorandum”).

You must take the following steps to subscribe for shares of Class N common stock of the Company:

1.    Carefully review the Memorandum (including the Privacy Notice attached as Appendix B to the Memorandum) and this Subscription Agreement.

2.    Execute a signature page to this Subscription Agreement.

3.    Complete and sign an appropriate U.S. Internal Revenue Service (“IRS”) tax form (subscribers should consult an independent tax advisor to determine which IRS form is appropriate).

4.    Provide appropriate certified resolutions, or other appropriate evidence of authorization, authorizing this subscription and identifying the persons empowered to sign the applicable subscription documents. In addition to the foregoing, investors may be reasonably requested to furnish other or additional documentation evidencing the authority to invest in the Company.

5.    Return each of (i) an executed signature page to this Subscription Agreement, (ii) an appropriate IRS tax form, (iii) the appropriate evidence of authorization, and (iv) any other materials reasonably requested pursuant to this Subscription Agreement (collectively, the “Subscription Documents”), by email as a .PDF file to the person set forth below. The completed Subscription Documents should include all of the pages thereof, whether or not you have filled in any unmarked information on each page and should include all necessary attachments and supplemental information.

Christopher B. Fischer
Assistant General Counsel
Invesco
1555 Peachtree Street, N.E.
Atlanta, Georgia 30309
T: (404) 439-3218
chris.fischer@invesco.com

Inquiries regarding the Subscription Documents should be directed to Christopher B. Fischer at (404) 439-3218 (email: chris.fischer@invesco.com).
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INVESCO REAL ESTATE INCOME TRUST INC.

SUBSCRIPTION AGREEMENT

July 29, 2021

Invesco Real Estate Income Trust Inc.
1555 Peachtree Street, N.E.
Atlanta, Georgia 30309

1.     Commitment to Purchase Shares.

1.1    The undersigned subscriber (the “Subscriber”) hereby irrevocably and unconditionally subscribes for and agrees to purchase shares of the Company’s Class N common stock, par value $0.01 per share (“Class N Shares”), with an aggregate purchase price of up to $200,000,000 (the Class N Shares to be purchased hereby, the “Shares,” and such subscription, the “Capital Commitment”), subject to the terms and conditions set forth in this Subscription Agreement.

1.2    The Subscriber shall purchase the Shares at one or more closings (“Closings”) held by the Company during the period beginning on the date hereof and ending on the eighteen (18) month anniversary of the date of this Subscription Agreement (such period, the “Commitment Period”). The Company shall deliver written notice to the Subscriber of each Closing during the Commitment Period at least five (5) Business Days (as defined below) prior to the date of such Closing (a “Purchase Notice”). Each Purchase Notice shall set forth at a minimum (i) the date of the Closing to which the Purchase Notice relates, (ii) the aggregate purchase price of the Shares to be purchased by the Subscriber at the Closing to which the Purchase Notice relates, (iii) the per Share purchase price of the Shares to be purchased by the Subscriber at the Closing to which the Purchase Notice relates, and (iv) the account to which the purchase price should be wired. For the avoidance of doubt, there shall be no limit on the number of Closings held during the Commitment Period, provided that in no event shall the aggregate purchase price of the Shares purchased pursuant hereto exceed the Capital Commitment. As used herein, “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

1.3    Subscriber and the Company are party to that certain Subscription Agreement, dated August 7, 2020 (the “Prior Subscription Agreement”), pursuant to which the Subscriber has committed to purchase up to $200,000,000 in Class N Shares during a period ending on September 28, 2021 (the “Prior Commitment”). As of the date hereof, Subscriber has purchased an aggregate of $145.7 million in Class N Shares pursuant to the terms of the Prior Subscription Agreement. The Company will call the entirety of the Prior Commitment pursuant to the terms of the Prior Subscription Agreement prior to issuing any Purchase Notices pursuant to this Agreement.

1.4    The purchase price per Share for the Shares purchased at each Closing (as set forth in the Purchase Notice delivered with respect to such Closing) will equal the Company’s net asset value (“NAV”) per Class N Share as of the end of the immediately prior month, as determined monthly in accordance with the guidelines and procedures adopted by the Company (as set forth in the Memorandum); provided, however, that if the Company determines that there has been a material change to the NAV per Class N Share since the end of the prior month, the purchase price per Share shall be equal to such changed NAV per Class N Share and in such cases the Company shall deliver documentation and a written explanation of such determination to the Subscriber. The aggregate purchase price payable for the Shares acquired at each Closing shall be payable to the Company by wire transfer of immediately available funds in U.S. dollars (in accordance with the written wire transfer instructions specified in advance by the Company in a Purchase Notice) or such other means approved by the Company in writing at or prior to the Closing. No selling commissions, dealer manager fees or other fees or compensation will be paid in connection with the Shares purchased pursuant to this Subscription Agreement.

2.    Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company as set forth in this Section 2. The Subscriber acknowledges that all representations and warranties made in this Section 2 shall be deemed made as of the date hereof and as of the date of each purchase of Shares by the Subscriber pursuant to this Subscription Agreement, unless otherwise indicated herein.

2.1    The Subscriber is a legal entity duly organized, validly existing and in good standing under the laws of the state, commonwealth or other jurisdiction wherein it was organized or established. The Subscriber has all requisite power and authority to purchase the Shares, execute and deliver this Subscription Agreement and to perform all the obligations required to be performed by the Subscriber hereunder, and such purchase and performance will not violate or contravene any law, rule or regulation binding on or applicable to the Subscriber or any investment guideline or restriction applicable to the Subscriber. The person executing this Subscription Agreement on behalf of the Subscriber is duly authorized to do so in the capacity in which such person is executing this Subscription Agreement. This Subscription Agreement and any other documents executed and delivered by the Subscriber in connection herewith have been duly authorized, executed, and delivered by the Subscriber, and are the legal, valid, and binding obligations of the Subscriber, enforceable against the Subscriber in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general application related to or affecting creditors’ rights and by general equitable principles.

2.2    The Subscriber has carefully reviewed this Subscription Agreement and the Memorandum and, to the extent it deemed necessary, has discussed this Subscription Agreement and the Memorandum with its counsel and advisers. The Subscriber acknowledges that, prior to executing this Subscription Agreement, the Subscriber has had the opportunity to ask questions of and receive answers or obtain additional information necessary to verify the accuracy of information furnished by the Company from representatives of the Company concerning the Company and the terms and conditions of an investment in the Shares.

2.3    The Subscriber acknowledges that the purchase of the Shares involves various risks, including the risks outlined in the Memorandum and in this Subscription Agreement, and that the Subscriber is able to bear any loss associated with an investment in the Shares.

2.4    The Subscriber is not relying on any communication (written or oral) of the Company, Invesco Advisers, Inc. (the “Adviser”) or any of their respective affiliates as investment or tax advice or as a recommendation to purchase the Shares. The Subscriber

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acknowledges that information provided in the Memorandum or otherwise by the Company, the Adviser or any of their respective affiliates shall not be considered investment or tax advice or a recommendation to purchase the Shares, and that none of the Company, the Adviser or their respective affiliates is acting or has acted as an advisor to the Subscriber in deciding to invest in the Shares. The Subscriber acknowledges that no U.S. federal or state or non-U.S. agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of an investment in the Shares. Neither the Company, the Adviser nor any of their respective affiliates has exercised any discretionary authority or control with respect to the Subscriber’s purchase of the Shares as contemplated by this Subscription Agreement or rendered any investment advice to the Subscriber based upon the Subscriber’s financial circumstances, goals, investment policies, strategy or overall portfolio composition or diversification.

2.5    The Subscriber, either individually or together with the Subscriber’s financial advisors in this transaction, has such knowledge, skill and experience in business, financial and investment matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Shares and making an informed investment decision with respect thereto. With the assistance of the Subscriber’s professional advisors, to the extent that the Subscriber has deemed appropriate, the Subscriber has made an independent legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares. The Subscriber is able to bear the substantial economic risks related to an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment, and can afford a complete loss of such investment.

2.6    The Subscriber is acquiring the Shares solely for the Subscriber’s own beneficial account, for investment purposes only, and not with a view towards, or with any intention of, any distribution or resale of the Shares, except in compliance with applicable securities laws.

2.7    The Subscriber acknowledges that the Company has not registered the Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws (the “State Acts”) in reliance upon exemptions from such registration provided by the Securities Act and the State Acts, and that the Company’s reliance upon such exemptions from registration depends, in part, upon the representations, warranties and agreements of the Subscriber set forth in this Subscription Agreement.

2.8    The Subscriber acknowledges that the Shares may not be sold, transferred, assigned, exchanged, pledged, hypothecated or otherwise disposed of except pursuant to a registration of the Shares under the Securities Act and all applicable State Acts, or in transactions which are exempt from the registration provisions of the Securities Act and all applicable State Acts, and that the Subscriber has no right to require the Company or any other party to seek such registration of the Shares. The Subscriber further acknowledges that the Shares are subject to significant restrictions on transferability and ownership set forth in the Company’s Second Articles of Amendment and Restatement, dated as of March 1, 2021 and filed with the State of Maryland Department of Assessments and Taxation (as may be amended or restated, the “Articles”), and that the Subscriber has no present intent to attempt to sell, transfer or otherwise dispose of the Shares, except in compliance with applicable securities laws.

2.9    The Subscriber is (a) an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and (b) a “qualified purchaser” within the

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meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules thereunder. The Subscriber agrees to furnish additional information reasonably requested by the Company to assure compliance with applicable U.S. federal and state and non-U.S. securities laws, rules and regulations in connection with the purchase and sale of the Shares.

2.10    The Subscriber acknowledges that neither the Company nor any other person offered to sell Shares to it by means of, and the Subscriber is not investing in the Shares as a result of, any form of general solicitation or advertising, including but not limited to: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including any Internet site whose information about the Company is not password protected) or broadcast over television or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or general advertising. The Subscriber further acknowledges that Subscriber did not become interested in an investment in the Shares via the registration statement with respect to the Company’s initial public offering of the Company’s common stock or from any marketing of the Company’s initial public offering.

2.11    Subscriber acknowledges that the Company will not issue physical certificates for the Shares and that the Shares will be recorded on the books and records of the Company and the Company’s transfer agent; provided, however, that the Company will provide the Subscriber with evidence of such recording that is reasonably acceptable to the Subscriber.

2.12    The Subscriber acknowledges and agrees that this subscription will become irrevocable at the time of its submission to the Company and that this subscription may not be withdrawn, in whole or in part, by the Subscriber.

2.13    The Subscriber acknowledges that the Company has not and does not intend to register as an investment company under the Investment Company Act.

2.14    ERISA.

(a)    The Subscriber is not and will not become, for so long as the Subscriber holds any Shares and absent a change in applicable law, a Benefit Plan Investor or a person that is subject to Similar Laws.

“Benefit Plan Investor” means any person that is (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Part 4 of Subtitle B of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), (ii) a “plan” to which §4975 of the Internal Revenue Code of 1986, as amended (the “Code”), applies, or (iii) an entity whose assets include the assets of any such “employee benefit plan” or “plan” by reason of ERISA or the U.S. Department of Labor regulation codified at 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA (“Plan Asset Regulation”), or otherwise (including certain insurance company general accounts).

“Similar Law” means any federal, state, local, non-U.S. or other law or regulation that contains one or more provisions that are (i) substantially similar to any of the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Code §4975, and/or (ii) substantially similar to the provisions of the Plan Asset

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Regulation or otherwise provide that the assets of the Company could be deemed to include “plan assets” under such law or regulation.

(b)    If the Subscriber becomes aware that it has become a Benefit Plan Investor or a person subject to Similar Laws, the Subscriber will promptly notify the Company in writing of the occurrence of such an event.

2.15    Anti-Money Laundering Regulations.

(a)    The Subscriber acknowledges that: (1) the Company may be subject to certain provisions of the Bank Secrecy Act (31 U.S.C. §5311 et seq.) as amended (“Bank Secrecy Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism of 2001 (the “PATRIOT Act”), including, but not limited to, Title III thereof (the International Money Laundering and Abatement and Anti-Terrorist Financing Act of 2001) (“Title III”), certain regulatory and legal requirements imposed or enforced by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) and other similar laws of the United States; and (2) to comply with applicable U.S. anti-money laundering legislation and regulations, all payments by the Subscriber to the Company and all distributions to the Subscriber from the Company will only be made in the Subscriber’s name and to and from a bank account of a bank based in or incorporated under the laws of the United States or a bank that (i) is not a “foreign shell bank” within the meaning of the Bank Secrecy Act, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time; (ii) is not in a “non-cooperative jurisdiction” as defined by the Financial Action Task Force; and (iii) is not a financial institution, is not involved in transactions, and is not in a jurisdiction of primary money laundering concern, as defined in section 311 of the PATRIOT Act.

(b)    The Subscriber understands and acknowledges that Executive Orders and Regulations administered by OFAC prohibit, among other things, transactions with, and the provision of services to, certain non-U.S. countries, territories, entities, and individuals which are listed on the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by OFAC, as such list may be amended from time to time, or in an Executive Order. In addition, certain programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC. The Subscriber represents and warrants that, to the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with the purchase of the Shares is: (A) a person or entity named on the SDN List or any other blocked persons list as required by law, (B) a person who is the subject of one of the OFAC Programs, (C) a senior non-U.S. political figure, or any immediate family member or close associate of a senior non-U.S. political figure, (D) a non U.S. shell bank, or (E) a person or entity resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns or any person or entity resident in or whose subscription funds are transferred from or through an account in a jurisdiction that has been designated

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as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur. In addition, if the Subscriber is a “financial institution” as such term is defined in the Bank Secrecy Act, the PATRIOT Act, or the regulations promulgated thereunder, the Subscriber represents and warrants that the Subscriber has anti-money laundering programs and customer identification policies and procedures in place that meet the requirements of sections 352 and 326 of the PATRIOT Act.

(c)    The Subscriber acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, by prohibiting additional investments from the Subscriber, withholding distributions to the Subscriber or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, take such actions as permitted by the Company’s organizational documents if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s service providers.

2.16    Disqualifying Events. The Subscriber hereby certifies that none of the disqualifying events or conditions (each, a “Rule 506(d) Event”) described in Rule 506(d) under Regulation D has occurred or is true as of the date hereof with respect to (a) the Subscriber or (b) any beneficial owner of the Subscriber which indirectly holds 20% or more of the total outstanding shares of the Company. The Subscriber shall promptly notify the Company, in writing, in the event that, after the date hereof, the foregoing sentence is no longer accurate.

2.17    Tax Information.

(a)    The Subscriber certifies that the Subscriber has completed and delivered to the Company the appropriate IRS tax form as part of the required Subscription Documents and that the information contained therein is correct.

(b)    The Subscriber agrees to provide the Company with any additional tax information or documentation that the Company reasonably requests in order to enable the Company or any affiliate of the Company to comply with or mitigate any of their respective tax reporting, tax withholding or tax compliance obligations.

3.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber as set forth in this Section 3. The Company acknowledges that all representations and warranties made in this Section 3 shall be deemed made as of the date hereof and as of the date of each purchase of Shares by the Subscriber pursuant to this Subscription Agreement, unless otherwise indicated herein.

    3.1    The Company is a legal entity duly organized, validly existing and in good standing under the laws of the state of Maryland. The Company has all requisite power and authority to execute and deliver this Subscription Agreement and to perform all the obligations required to be performed by the Company hereunder, and such performance will not violate or

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contravene any law, rule or regulation binding on or applicable to the Company. The person executing this Subscription Agreement on behalf of the Company is duly authorized to do so in the capacity in which such person is executing this Subscription Agreement. This Subscription Agreement and any other documents executed and delivered by the Company in connection herewith have been duly authorized, executed, and delivered by the Company, and are the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general application related to or affecting creditors’ rights and by general equitable principles.

    3.2    For the Company’s taxable year that ended December 31, 2020, the Company was organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code and the Company’s ownership and operations satisfied the requirements for qualification and taxation as a REIT under the Code. The Company’s current and proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and for future taxable years. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through each Closing (taking into account any validly obtained extension of the time within which to file), except for such failures to pay or to file as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on or would materially and adversely affect the properties or assets of the Company or which might materially and adversely affect the consummation of this Subscription Agreement; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for such tax deficiencies as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on or would materially and adversely affect the properties or assets of the Company or which might materially and adversely affect the consummation of this Subscription Agreement.

    3.3    Neither the Memorandum nor any amendments or supplements thereto, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that there are no material relationships between the Company and its affiliates other than as described in the Memorandum.

    3.4    Since the respective dates as of which information is given in the Memorandum, except as otherwise provided in the Memorandum (including any supplements thereto), (a) there has not occurred any material adverse change or any development that is reasonably likely to have a material adverse effect on the financial condition or in the earnings or business of the Company and its subsidiaries considered as one enterprise from that set forth in the Memorandum, and (b) there have been no transactions entered into by the Company or its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise other than those in the ordinary course of business.

    3.5    The Company represents and warrants that no person, other than as described in the Memorandum, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any registration statement filed by the Company for the sale of securities for its own account or for the account of any other person.

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    3.6    The authorized stock of the Company as of the Initial Closing consists of 3,700,000,000 shares, consisting of (a) 3,600,000,000 shares of common stock, $0.01 par value per share, 600,000,000 of which are classified as Class D Common Stock (the “Class D Shares”), 600,000,000 of which are classified as Class E Common Stock (the “Class E Shares”), 600,000,000 of which are classified as Class I Common Stock (the “Class I Shares”), 600,000,000 of which are classified as Class N Shares, 600,000,000 of which are classified as Class S Common Stock (the “Class S Shares”) and 600,000,000 of which are classified as Class T Common Stock (the “Class T Shares”), and (b) 100,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”). As of the date hereof, (i) 91 Class D Shares were issued and outstanding, (ii) 156,066 Class E Shares were issued and outstanding, (iii) 492 Class I Shares were issued and outstanding, (iv) 6,090,595 Class N Shares were issued and outstanding, (v) 91 Class S Shares were issued and outstanding, (vi) 91 Class T Shares were issued and outstanding, (vii) 125 shares of Preferred Stock (designated as “12.5% Series A Redeemable Cumulative Preferred Stock”) were issued and outstanding, (viii) no shares were held in treasury and (ix) no shares were issuable upon exercise in respect of any option, warrant or other convertible security, whether vested or unvested.

    3.7    Neither the offer and sale of the Shares nor the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Subscription Agreement will result in a violation or default of, or the imposition of any lien upon any property or assets of the Company or any of its subsidiaries pursuant to (a) any provision of applicable law, (b) the Articles or Bylaws of the Company, as the case may be, (c) the organizational documents, each as amended, of any subsidiary of the Company, (d) any agreement or other instrument binding upon the Company or any subsidiary of the Company or (e) any order any governmental entity, agency or court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, except in the case of clauses (a), (c), (d) and (e) for any such violation, default or lien that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Subscription Agreement.

    3.8    No consent, approval, authorization, order, registration, qualification or filing of or with any governmental entity by the Company is required in connection with the transactions contemplated herein, except such as may be required under the Securities Act or “Blue Sky” laws. No consent, approval, or authorization of any other person is required to be obtained by the Company in connection with the transactions contemplated herein, except for any such consent, approval or authorization (i) required pursuant to Section 4 hereof or (ii) that would not reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Subscription Agreement.

    3.9    The Shares to be issued pursuant to the terms of this Subscription Agreement will, when issued and delivered at each Closing and any time thereafter, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and such Shares will be free and clear of all taxes, liens (other than transfer restrictions imposed hereunder, under the Articles or by applicable law), preemptive rights, subscription and similar rights. Assuming the accuracy of the representations and warranties of the Subscriber set forth herein, it is not necessary in connection with the issuance and sale of such Shares to the Subscriber in the manner

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contemplated by this Subscription Agreement to register such issuance and sale under the Securities Act.

    3.10    The Company is not and will not be, immediately after giving effect to the receipt of payment for the Shares and the application of proceeds thereof as contemplated in the Memorandum, an investment company under the Investment Company Act. The Company does not intend to register as an investment company under the Investment Company Act.

    3.11    The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The Company has designed and implemented, and will maintain, a system of internal controls over financial reporting, as defined in the Securities Exchange Act of 1934, as amended, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

    3.12    There is no action, suit or proceeding before or by any court or governmental agency or body, now pending, or, to the knowledge of the Company, threatened against the Company or its subsidiaries, which would have a material adverse effect on or would materially and adversely affect the properties or assets of the Company or which might materially and adversely affect the consummation of this Subscription Agreement.

    3.13    The Company and each of its subsidiaries are, and since October 5, 2018, have been, in compliance with and not in default under or in violation of any law, except as where such non-compliance would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Subscription Agreement. Since the Company’s organization, neither the Company nor any of its subsidiaries have received any notice or other communication from any governmental entity regarding any actual or possible violation of, or failure to comply with, any law, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Subscription Agreement.

    3.14    The Company is not a party to any contract with any person that would give rise to a valid claim against the Subscriber for a brokerage commission, finder’s fee or like payment in connection with the sale of the Shares.

    3.15    Neither the Company, nor any of its officers, directors, managers, members, employees, agents, stockholders, partners or affiliates has either directly or indirectly engaged in any general solicitation or published any advertisement in connection with the offer and sale of the Shares.

    3.16    Neither the Company nor, to the Company’s knowledge, any of its affiliates or any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security of the Company or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the transactions contemplated hereby or that would require such registration under the Securities

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Act. The offer and sale of Class N Shares, including the Shares, will comply with the requirements of Rule 152(a) or one or more of the safe harbor provisions of Rule 152(b), such that such offer and sale will not be integrated with any offering registered under the Securities Act or other public offer and sale of securities by the Company, including the Company’s initial public offering of the Company’s common stock.

    3.17    The Company hereby certifies that no Rule 506(d) Event described in Rule 506(d) under Regulation D has occurred or is true as of each Closing with respect to (a) the Company or (b) any beneficial owner of the Company which indirectly holds 20% or more of the total outstanding shares of the Company. The Company shall promptly notify the Subscriber, in writing, in the event that, after the date hereof, the foregoing sentence is no longer accurate.

3.18    The Company represents and warrants that the Company is not (a) a person or entity named on the SDN List, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by OFAC (collectively “OFAC Lists”), (b) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (c) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (d) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (e) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Company represents that if it is a financial institution subject to the Bank Secrecy Act or PATRIOT Act, that the Company maintains policies and procedures reasonably designed to comply with applicable obligations under the Bank Secrecy Act or PATRIOT Act. The Company also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. The Company further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Company were legally derived. The Company acknowledges that all payments by the Company to the Subscriber and all payments to the Company from the Subscriber will comply with applicable U.S. anti-money laundering legislation.

4.    Conditions to Subscriber’s Obligations. Notwithstanding anything in this Subscription Agreement to the contrary, the Subscriber’s obligation to perform under this Subscription Agreement shall be conditioned upon the delivery of each of the following prior to the initial Closing:

4.1    a legal opinion in the form attached hereto as Exhibit A, duly executed by Venable LLP, counsel to the Company;

4.2    a legal opinion in the form attached hereto as Exhibit B, duly executed by Alston & Bird LLP, counsel to the Company;

4.3    a certified copy of resolutions duly adopted by the Company’s board of directors (the “Board”) approving a waiver of the common stock ownership limits and restrictions set forth in the Articles with respect to the Shares to be acquired by the Subscriber pursuant to this Subscription Agreement, in form and substance reasonably acceptable to the Subscriber;

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4.4    an Amendment to Request to Waive Stock Ownership Limit letter in the form attached hereto as Exhibit C, duly executed by the Company and the Subscriber;

4.5    an Amendment to Letter Agreement in the form attached hereto as Exhibit D, duly executed by the Company, the Subscriber and the Adviser; and

4.6    such other certificates and documents as reasonably requested by the Subscriber.

5.    Repurchase Rights

5.1    Certain Defined Terms. As used herein, the following terms shall have the meanings set forth below:

    (a)    “Fundraising Periods” is defined as each of (i) the period beginning on May 14, 2021, the date that the Securities and Exchange Commission (the “SEC”) declared effective the registration statement with respect to the Company’s initial public offering of the Company’s common stock (SEC File No. 333-254931) and ending on May 31, 2022, (ii) the period beginning on June 1, 2022 and ending on May 31, 2023, and (iii) the period beginning on June 1, 2023 and ending on May 31, 2024. Each of the foregoing is individually referred to as a “Fundraising Period.”

    (b)    “Lock-Up Period” is defined as the period beginning on September 28, 2020 and ending upon the earlier of (i) May 14, 2024 (the third anniversary of the date that the SEC declared effective the registration statement with respect to the Company’s initial public offering of the Company’s common stock (SEC File No. 333-254931)), and (ii) the date that the Company’s aggregate NAV is at least $1.5 billion.

    (c)    “Prior Commitment Shares” means Class N Shares purchased by Subscriber in satisfaction of the Prior Commitment pursuant to the terms of the Prior Subscription Agreement.

    (d)    “GP+ Fund” means UBS Global Property Plus Fund.

5.2    Monthly Automatic Repurchases.

    (a)    Subject to the terms of this Section 5.2 and Section 5.4, during each Fundraising Period, the Company will repurchase Class N Shares held by Subscriber (inclusive of Prior Commitment Shares and Shares acquired pursuant hereto) on a monthly basis, no later than the fifth Business Day of each month (such date, the “Automatic Repurchase Date”). The Subscriber may elect to forego a monthly repurchase pursuant to this Section 5.2 by providing written notice thereof during the first five Business Days of the month prior to the month in which the applicable Automatic Repurchase Date occurs. The aggregate repurchase price paid by the Company on each Automatic Repurchase Date will be equal to the aggregate of:

(i)    between fifty percent (50%) and one hundred percent (100%) (in the Company’s discretion) of the net proceeds to the Company (i.e., gross proceeds net of all applicable upfront selling commissions and dealer manager fees) from the sale of shares of common stock of the Company (excluding any

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sales to the GP+ Fund) for the month in which the Automatic Repurchase Date occurs; and

(ii)    one hundred percent (100%) of the net proceeds (if any) to the Company (i.e., gross proceeds net of all applicable upfront selling commissions and dealer manager fees) from the sale of shares of common stock of the Company solely to the GP+ Fund in the month in which the Automatic Repurchase Date occurs.

Notwithstanding anything herein to the contrary, the amount of “net proceeds to the Company” for purposes of clauses Section 5.2(a)(i) and (ii) above shall be based upon the subscriptions for the Company’s common stock received and accepted as of a determination date five (5) Business Days prior to the first calendar day of the month in which the Automatic Repurchase Date occurs (the “Net Proceeds Determination Date”).

(b)    Notwithstanding anything herein to the contrary, any repurchases of Class N Shares by the Company during any Fundraising Period in excess of $70,000,000 (based upon aggregate repurchase price paid by the Company) will be in the sole discretion of the Company. Notwithstanding anything herein to the contrary, the Company shall not be required under any circumstances to repurchase more than $200 million (based upon aggregate repurchase price paid by the Company) in Class N Shares pursuant to this Section 5.2 over the course of the three Fundraising Periods.

(c)    The Class N Shares repurchased on each Automatic Repurchase Date will be repurchased at a cash price per Class N Share equal to the NAV per Class N Share as of the last day of the month immediately preceding the Net Proceeds Determination Date for such Automatic Repurchase Date (the “Automatic Repurchase Price”). For the avoidance of doubt, the Automatic Repurchase Price on an Automatic Repurchase Date may never be less than the applicable NAV per Class N Share for the month immediately preceding the Net Proceeds Determination Date for such Automatic Repurchase Date, and such NAV will not be subject to discretionary downward adjustment by the Company prior to the Automatic Repurchase Date. The Company may, in its discretion, elect not to repurchase fractional shares.

(d)    Following the conclusion of the third and final Fundraising Period, the Company will, if and to the extent necessary, continue to repurchase Class N Shares held by Subscriber (inclusive of Prior Commitment Shares and Shares acquired pursuant hereto) on a monthly basis in accordance with the terms of this Section 5.2 (excluding Section 5.2(b)) until such time as the Company has repurchased an aggregate of $200 million in Class N Shares (based upon aggregate repurchase price paid by the Company) pursuant to this Section 5.2.

    (e)    For purposes of repurchases pursuant to this Section 5.2, Class N Shares shall be repurchased on a “last in, first out” basis, such that no Prior Commitment Shares are repurchased unless and until all of the outstanding Shares acquired pursuant hereto have been repurchased.

(f)    Notwithstanding anything herein to the contrary, the Company shall limit the repurchase of Class N Shares pursuant to this Section 5.2 as necessary to ensure that

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at no time will the repurchase of Class N Shares pursuant to this Section 5.2 result in the aggregate NAV of the Class N Shares held by Subscriber to be less than fifty million dollars ($50,000,000) (based upon the aggregate NAV per Class N Share of the Class N Shares that Subscriber would hold following each Automatic Repurchase Date), unless otherwise agreed to by Subscriber.

5.3    Repurchases Upon Request.

(a)    Upon (i) the expiration of the Lock-Up Period and (ii) the Company having repurchased the maximum amount of $200 million in Class N Shares (based upon aggregate repurchase price paid by the Company) pursuant to Section 5.2, the Subscriber will have the right to request that the Company repurchase any outstanding Class N Shares held by Subscriber (inclusive of Prior Commitment Shares and Shares acquired pursuant hereto), subject to the terms of this Section 5.3 and Section 5.4.

(b)    Repurchases pursuant to this Section 5.3 will be made monthly upon written request of the Subscriber, in a form and substance reasonably acceptable to the Company, delivered to the Company no later than the second to last Business Day of the month in which the request is delivered (a “Repurchase Request”). The Company will make such repurchase on the last Business Day of that month (such date, a “Repurchase Date”), subject to Section 5.3(d). The Subscriber may revoke a Repurchase Request in writing at any time prior to the Repurchase Date.

(c)    Class N Shares will be repurchased at a cash price per share equal to the NAV per Class N Share as of the last day of the month immediately preceding the Repurchase Date (the “Repurchase Price”). For the avoidance of doubt, the Repurchase Price may never be less than the applicable NAV per Class N Share as of the last day of the month immediately preceding the Repurchase Date, and such NAV will not be subject to discretionary downward adjustment by the Company prior to the Repurchase Date. The Company may, in its discretion, elect not to repurchase fractional shares.

(d)    Notwithstanding anything herein to the contrary, the aggregate Repurchase Price of Class N Shares that the Company will be required to repurchase in any month pursuant to this Section 5.3 will be limited to no more than the lesser of (i) fifteen percent (15%) of the net proceeds to the Company from the sale of shares of common stock of the Company and securities convertible into shares of common stock of the Company (i.e., gross proceeds net of upfront selling commissions and dealer manager fees) to persons other than the Subscriber and its Affiliates (as defined in the Articles) in the month immediately preceding the month in which the Repurchase Request is timely submitted, and (ii) one and a half percent (1.5%) of the Company’s aggregate NAV as of the last day of the month immediately preceding the month in which the Repurchase Request is timely submitted. In the event that, due to the foregoing limitations, the Company determines to repurchase less than all of the Class N Shares submitted for repurchase during any month, any unsatisfied repurchase requests must be resubmitted after the start of the immediately following month. The Company will provide the Subscriber (A) the monthly NAV per share of each class of the Company’s common stock (promptly following the Company’s monthly determination of the NAV per share of each class of the Company’s common stock), (B) the gross proceeds from the sale of common stock of the Company or securities convertible into shares of the Company’s

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common stock on a monthly basis, and (C) any other related information reasonably requested by the Subscriber on a monthly basis; provided, however, that (1) the Company shall not be obligated to provide the Subscriber any such information to the extent such information has been included in a public filing made by the Company with the SEC or is otherwise publicly disclosed by the Company and (2) the Company may limit any such information provided to the Subscriber to the extent the Company deems reasonably necessary to comply with the requirements of Regulation Fair Disclosure (Reg FD) promulgated by the SEC.

5.4    Notwithstanding anything herein to the contrary, the Company shall not be required to repurchase any Class N Shares pursuant to this Section 5 if and to the extent necessary to (i) preserve the status of the Company as a REIT under the Code or (ii) ensure that no more than forty percent (40%) in value of the Company’s stock is at any time held directly or indirectly by “foreign persons” for purposes of Section 897(h)(4)(B) of the Code.

5.5    For the avoidance of doubt, no Class N Shares held by Subscriber (inclusive of Prior Commitment Shares and Shares acquired pursuant hereto) are (i) eligible for repurchase pursuant to any other share repurchase program adopted by the Board (any such share repurchase program, the “SRP”), or (ii) simultaneously eligible for repurchase pursuant to both the terms of this Section 5 and the SRP.

5.6     The parties hereto acknowledge and agree that the terms of this Section 5 amend, restate and supersede the terms of Section 5.7 of the Prior Subscription Agreement, and that in the event of any conflict between the terms of this Section 5 and the terms of Section 5.7 of the Prior Subscription Agreement, the terms of this Section 5 shall control. Other than as set forth in the preceding sentence, the terms of the Prior Subscription Agreement shall remain in full force and effect and shall not be amended, restated or superseded hereby.

5.7    The Subscriber will provide, upon the Company’s request, reasonable documentation verifying, among other things, the Subscriber’s identity and source of the funds used to purchase the Shares and the Subscriber acknowledges and agrees that the Company may decline to accept the Subscriber’s subscription if this information is not provided or on the basis of the information that is provided. The Subscriber further agrees to provide the Company at any time during which the Subscriber holds Shares with such necessary information as the Company reasonably determines to be necessary or appropriate to comply with the PATRIOT Act and the anti-money laundering and countering the financing of terrorism laws, rules and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of the Subscriber from any governmental authority, self-regulatory organization, or financial institution in connection with its anti-money laundering and countering the financing of terrorism compliance procedures, or to update such information.

6.    Additional Agreements.

    6.1    The Company will utilize the net proceeds from the sale of the Shares in the manner specified in the section of the Memorandum entitled “Estimated Use of Proceeds.”

6.2    During any period that the Company is not subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules promulgated by the SEC thereunder, the Company will prepare, or cause to be prepared, and make available to the

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Subscriber, at the Company’s expense, (a) audited financial statements of the Company prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”) as of and for each fiscal year within ninety (90) days after the end of each fiscal year or as soon as is reasonably practicable thereafter, and (b) unaudited financial statements of the Company prepared in accordance with GAAP as of and for each fiscal quarter (other than fourth quarters) within sixty (60) days after the end of each quarter or as soon as is reasonably practicable thereafter; provided, however, that the Company’s obligations pursuant to this Section shall terminate if, following the expiration of the Commitment Period, the Subscriber ceases to hold any outstanding Shares.

    6.3

(a)    The Subscriber hereby agrees to indemnify and hold harmless the Company, the Adviser and each of their respective members, managers, partners, affiliates, officers, directors, agents and employees from and against any and all loss, damage, liability, or expense, including costs and reasonable and documented attorneys’ fees (“Losses”), to which any such person may become subject or which they may incur by reason of or in connection with any material breach by Subscriber of any representation, warranty, covenant or agreement set forth in this Subscription Agreement; provided, however, that the Subscriber will not provide any such indemnification if and to the extent that such Losses are the result of conduct by the Company that constitutes fraud, gross negligence, intentional misconduct or a material breach of this Subscription Agreement.

(b)    The Company hereby agrees to indemnify and hold harmless the Subscriber and each of its members, managers, partners, affiliates, officers, directors, agents and employees from and against any and all Losses to which any such person may become subject or which they may incur by reason of or in connection with any material breach by the Company of any representation, warranty, covenant or agreement set forth in this Subscription Agreement; provided, however, that the Company will not provide any such indemnification if and to the extent that such Losses are the result of conduct by the Subscriber that constitutes fraud, gross negligence, intentional misconduct or a material breach of this Subscription Agreement.

6.4    The Company will reimburse the Subscriber for reasonable legal fees and expenses incurred by the Subscriber in connection with the negotiation and preparation of this Subscription Agreement (including the documents and agreements to be prepared or delivered in connection herewith), including any amendments or supplements to the foregoing, and the delivery of the Shares pursuant hereto, up to a maximum aggregate amount of $50,000.

6.5    This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the conflict of laws provisions therein.

6.6    Any notice, demands or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given and received when delivered by (i) hand, (ii) courier or overnight carrier, (iii) registered or certified mail, or (iv) electronic mail, in each case addressed as set forth below.

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To the Company:

Invesco Real Estate Income Trust Inc.
1555 Peachtree Street, N.E.
Atlanta, Georgia 30309
Attention: Christopher B. Fischer
Email: chris.fischer@invesco.com

To the Subscriber:

The address of the Primary Contact previously designated by the Subscriber in writing.

    6.7    THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

    6.8    This Subscription Agreement (including the agreements and other documents delivered hereunder) contains the entire agreement between the parties hereto with respect to the subject matter thereof. The provisions of this Subscription Agreement may not be modified or waived except in a writing signed by all parties hereto.

    6.9    This Subscription Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. No party hereto may assign any of such party’s respective rights or interests in and under this Subscription Agreement without the prior written consent of the other party, and any attempted assignment without such consent shall be void and without effect.

    6.10    If any part of this Subscription Agreement is held by a court of competent jurisdiction to be unenforceable, illegal or invalid, the balance of this Subscription Agreement shall remain in effect and unaffected by such unenforceability, illegality or invalidity.

    6.11    All representations, warranties and covenants contained in this Subscription Agreement shall survive the acceptance of this subscription by the Company and the Closing.

    6.12    The headings of this Subscription Agreement are for convenience of reference only and shall not limit or otherwise effect the interpretation of any term or provision hereof.

    6.13    This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered (including via facsimile or other electronic transmission) shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

[Signatures on following page]

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    IN WITNESS WHEREOF, the undersigned parties have executed this Subscription Agreement as of the day and year first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: /s/ Eric Partlan
Name: Eric Partlan
Title: Head of Portfolio Management

INVESCO REAL ESTATE INCOME TRUST INC.

By: /s/ Beth A. Zayicek
Name: Beth A. Zayicek
Title: Chief Operating Officer

Signature Page to Invesco Real Estate Income Trust Inc. Subscription Agreement

EXHIBIT A
Form of Legality Opinion
_______________, 2021

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111

Re:    Invesco Real Estate Income Trust Inc.

Ladies and Gentlemen:
    We have served as Maryland counsel to Invesco Real Estate Income Trust Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance of (a) _______________ shares (the “Initial Shares”) of Class N Common Stock, $0.01 par value per share, of the Company (the “Common Stock”) to be issued on the date hereof and (b) up to an additional $_______________ in shares of Common Stock (the “Subsequent Shares” and, together with the Initial Shares, the “Shares”) to be issued in one or more closings after the date hereof, in a private offering covered by the Private Placement Memorandum of the Company, dated January 16, 2020, as supplemented by Supplement No. 1, dated August 7, 2020, Supplement No. 2, dated October 30, 2020, Supplement No. 3, dated February 10, 2021, and Supplement No. 4, dated July 21, 2021, relating to the Shares (as amended from time to time, the “Memorandum”). The Shares will be issued pursuant to the Subscription Agreement, dated July 29, 2021, by and between the Company and Massachusetts Mutual Life Insurance Company (the “Agreement”). This firm did not participate in the negotiation or drafting of the Agreement.
    In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (herein collectively referred to as the “Documents”):
    1.    The Memorandum;
    2.    The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
    3.    The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
    4.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
    5.    Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, (a) the sale and issuance of the Shares and (b) the authorization of the execution, delivery and performance by the Company of the Agreement (the “Resolutions”), certified as of the date hereof by an officer of the Company;

    6.    The Agreement;
    7.    A certificate executed by an officer of the Company, dated as of the date hereof; and
    8.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
    In expressing the opinion set forth below, we have assumed the following:
    1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
    2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
    3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
    4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
    5.    The Shares will not be issued or transferred in violation of any restriction or limitation on transfer and ownership of shares of stock of the Company contained in Article VI of the Charter.
    6.    Upon the issuance of any of the Subsequent Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.
    Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
    1.    The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
    2.    The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the Agreement and the Memorandum, the Shares will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to preemptive or other similar rights arising under the Maryland General Corporation Law, the Charter or the Bylaws.
    3.    The Company has the corporate power to execute and deliver, and to perform its obligations under, the Agreement.
    4.    The execution and delivery by the Company of the Agreement, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Company.
    5.    The Agreement has been duly executed and delivered by the Company.
    6.    The Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors’ rights, generally, (b) by general equitable principles, whether applied in law or in equity, or (c) by the doctrine of commercial reasonableness.
    7.    The execution and delivery by the Company of the Agreement, the performance by the Company of its obligations thereunder and the sale and issuance of the Shares do not conflict with or violate (a) the Charter or the Bylaws or (b) any statute, rule or regulation of the State of Maryland applicable to the Company.
    8.    No consent, approval, authorization or order of, or registration or filing with, any governmental authority of the State of Maryland is required for the execution and delivery by the Company of the Agreement, the performance by the Company of its obligations thereunder or the sale and issuance of the Shares, except as may be required under the securities or blue sky laws of the State of Maryland (as to which no opinion is rendered) or such as have been obtained or made.
    9.    The statements in the Memorandum under the captions “Description of Capital Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws,” insofar as such statements purport to describe certain provisions of Maryland law or the Charter or Bylaws, constitute an accurate description of such provisions of Maryland law or the Charter or Bylaws in all material respects.
    In addition to the qualifications set forth above, and without limiting the generality of such qualifications, the opinion contained herein is also subject to the following:
    a.    We express no opinion as to the availability of specific performance or injunctive relief in any proceeding to enforce, or declare valid and enforceable, any provision of the Agreement.
    b.    We express no opinion with respect to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, any provision set forth in the Agreement (i) purporting to confer jurisdiction upon any court to hear or resolve any suit, action or proceeding seeking to enforce any provision of or based upon any matter arising out of or in connection with the Agreement, (ii) under which any party consents to service of process or (iii) purporting to be a waiver of the right to a jury trial.
    c.    Enforceability may be limited to the extent that remedies are sought with respect to a breach that a court concludes is not material or does not adversely affect the parties seeking enforcement and we express no opinion with respect thereto.

    d.    Enforceability may be limited by any unconscionable or inequitable conduct upon the part of any party, defenses arising from the failure of any party to act in accordance with the terms and conditions of the Agreement or defenses arising as a consequence of the passage of time or defenses arising as a result of any party’s failure to act reasonably or in good faith and we express no opinion with respect thereto.
    e.    We express no opinion with respect to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, any provision set forth in the Agreement for (i) indemnification on the part of any person, (ii) contribution with respect to liability on the part of any person or (iii) the limitation of liability of any person, to the extent that such indemnification, contribution or liability limitation is contrary to public policy or law.
    f.    Enforceability of provisions relating to dividends and other distributions may be limited by laws affecting the right to authorize, declare, make or receive dividends or other distributions and we express no opinion with respect thereto.
    g.    We express no opinion with respect to the binding effect or enforceability of any provision of the Agreement which states that the provisions of the Agreement are severable.
    h.    We express no opinion with respect to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, any provision of the Agreement which (a) would require the Company to take any particular action after the date hereof which by law could only be undertaken upon the approval of the Board (or any committee thereof) or the stockholders of the Company or (b) would require the Board (or any committee thereof) or the stockholders of the Company or any person or entity other than the Company to take, or to refrain from taking, any particular action after the date hereof.
    i.    We express no opinion with respect to the legality, validity, binding effect or enforceability of any provision of the Agreement which would require the Company to take any particular action after the date hereof which could only be undertaken upon the consent of a third party.
    j.    We express no opinion on the enforceability of any provision of the Agreement permitting modifications of the Agreement only if in writing.
    k.    We express no opinion as to (i) the interpretation of such terms as “reasonable,” “material,” “material adverse effect,” “good faith,” “best efforts,” “reasonable best efforts,” “commercially reasonable efforts,” “reasonable actions,” “prompt,” “customary terms and conditions,” “timely” or “endeavor,” or any similar terms or any variation thereof or (ii) any matter dependent on the interpretation of any such terms.
    l.    We express no opinion as to the enforceability of any provision of the Agreement the performance of which by the Company would be prohibited by federal law or the law of any state other than Maryland or the rules of a securities exchange.
    m.    We express no opinion as to the enforceability of any provision of the Agreement by or against any person not a party to the Agreement.
    n.    We express no opinion with respect to the legality, validity, binding effect or enforceability of any provision of the Agreement which purports to establish the governing law of the Agreement.

    The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 6(b) above is based upon our consideration of only those statutes, rules and regulations of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Agreement. Our opinion expressed in paragraph 7 above is based upon our consideration of only those consents, approvals, authorizations and orders of, and registrations and filings with, governmental authorities of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Agreement. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
    The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
    This opinion is being furnished to you solely for your benefit. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                        Very truly yours,

EXHIBIT B
Form of Tax Opinion
[ ], 2021
Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111
Re:    Real Estate Investment Trust Qualification of Invesco Real Estate Income Trust Inc.
Ladies and Gentlemen:
We are acting as tax counsel to Invesco Real Estate Income Trust Inc., a Maryland corporation (the “Company”), in connection with the purchase of up to $200,000,000 of the Company’s Class N shares of common stock (the “Shares”) by Massachusetts Mutual Life Insurance Company (“MassMutual”). This opinion letter is rendered pursuant to Section 4.2 of that certain Subscription Agreement dated July 29, 2021, by and among the Company and MassMutual (the “Subscription Agreement”).
You have requested our opinion as to the qualification of the Company as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”).
In preparing this opinion letter, we have reviewed the Company’s Articles of Amendment and Restatement (the “Articles”) and such other documents as we have considered relevant to our analysis. We have also obtained, and are relying upon, representations as to factual matters made by the Company through a certificate of an officer of the Company (the “Officer’s Certificate”). These representations generally relate to the operation of the Company as a REIT.
For purposes of this opinion letter, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the extent relevant to our opinion, of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) due execution and delivery of all such documents by all the parties thereto, (vii) the compliance of each party with all material provisions of such documents, and (viii) the accuracy and completeness of all records made available to us.
Further, we have assumed, with your consent, that (i) the factual representations set forth in the Officer’s Certificate are true, accurate and complete as of the date hereof, and that during the first taxable year of operations and during subsequent taxable years, the Company and its subsidiaries have operated and will continue to operate in a manner that have made or will make the representations contained in the Officer’s Certificate true for such years, (ii) the Company will not make any amendments to the Articles or amend or adopt any other organizational documents after the date of this opinion that would affect the Company’s qualification as a REIT for any taxable year, (iii) your representations and undertakings in your agreement with the Company waiving the Company’s ownership limits pursuant to Section 6.1.7 of the Company’s Article of Amendment and Restatement are and will remain true, and (iv) no action will be taken after the date hereof by the Company or any of its subsidiaries that would have the effect of altering the facts upon which the opinion set forth below is based.
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For purposes of our opinion, we have not made an independent investigation of the facts, representations, and covenants set forth in the Officer’s Certificate or in any other document. Consequently, we have assumed, and relied on the Company’s representations, that the information presented in the Officer’s Certificate and the other documents provided to us for our review accurately and completely describe all material facts relevant to our opinion. We have assumed that such representations are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.
The opinion expressed herein is given as of the date hereof and is based upon the Code, the U.S. Treasury Regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinion rendered herein. In addition, as noted above, our opinion is based solely on the documents that we have examined and the representations that have been made to us and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us are, or later become, inaccurate. Our opinion is limited to the U.S. federal income tax matters specifically covered herein. We have not opined on any other tax consequences to the Company or any other person. Further, we express no opinion with respect to other federal laws or the laws of any other jurisdiction.
Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, including the assumption that the elections and other procedural steps referred to in the Officer’s Certificate will be completed by the Company in a timely fashion, we are of the opinion that, commencing with the Company’s taxable year ended December 31, 2020, the Company has been organized, and has operated, in conformity with the requirements for qualification as a REIT under the Code, and the Company’s present and proposed method of operations will enable it to satisfy the requirements for qualification and taxation as a REIT under the Code for such taxable year and subsequent taxable years.
The Company’s status as a REIT for any taxable year is dependent upon, among other things, the Company meeting the requirements of Sections 856 through 860 of the Code throughout such year and for the year as a whole. We do not undertake to monitor whether the Company will, in fact, through actual annual operating results and other annual requirements, satisfy the various qualification tests on a continuing basis. Accordingly, because the Company’s satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, it is not possible to assure that the Company will satisfy the requirements to qualify as a REIT in any particular taxable year.
Our opinion is not binding upon either the Internal Revenue Service (the “IRS”) or any court. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.
This opinion has been prepared solely for your use pursuant to Section 4.2 of the Subscription Agreement. No opinions other than that expressly contained herein may be inferred or implied. Also, we undertake no obligation to update this opinion letter, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.

Very truly yours,
____________________________________________
Alston & Bird LLP

EXHIBIT C

AMENDMENT TO
REQUEST TO WAIVE STOCK OWNERSHIP LIMIT

[_], 2021

Invesco Real Estate Income Trust Inc. 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309

Ladies and Gentlemen:

Invesco Real Estate Income Trust Inc. (the “Company”) and Massachusetts Mutual Life Insurance Company (the “Investor”) previously entered into that certain letter agreement, dated August 12, 2020 (the “Original Waiver”). The Company and the Investor desire to amend the Original Waiver as set forth in this Amendment to Request to Waive Stock Ownership Limit (this “Amendment”). Unless otherwise stated herein, defined terms used herein shall have the meanings assigned to them in the Original Waiver.

1.    Amendment to Original Waiver.

(a)    The Original Waiver is hereby amended to provide that the term “Purchased Shares” is defined for all purposes as follows:

“Class N Common Shares with an aggregate purchase price of up to $400,000,000 (purchased by the Investor pursuant to terms of (i) the subscription agreement, dated August 12, 2020, between the Investor and the Company pursuant to which the Investor agreed to purchase Class N Common Shares with an aggregate purchase price of up to $200,000,000, and (ii) the subscription agreement, dated July 29, 2021, between the Investor and the Company pursuant to which the Investor agreed to purchase additional Class N Common Shares with an aggregate purchase price of up to $200,000,000) and any Common Shares into which any such Class N Common Shares are converted pursuant to any conversion or exchange rights held by the Investor and any Common Shares received by the Investor pursuant to the Investor’s participation in any Company distribution reinvestment plan or stock distribution, while owned by the Investor.”

(b)    Except as expressly set forth in this Section 1, the terms of the Original Waiver are not amended or modified hereby and shall remain in full force and effect as set forth in the Original Waiver.

2.    Miscellaneous.

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(a)Assignment; Benefit and Binding Effect. Neither this Amendment nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

(b)Governing Law. Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Amendment shall be governed by and construed in all respects in accordance with the laws of the State of Maryland.

(c)Severability. Any term or provision of this Amendment which is invalid or unenforceable, shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable this Amendment or any of its remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment.

(d)Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall have the same force and effect as manually signed originals.

(e)Captions, Headings and Sections. The captions, headings and section references contained in this Amendment are for convenience of reference only and are not to be considered in interpreting the provisions hereof.

[Signatures on following page]

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If the foregoing correctly sets forth the agreement between the parties hereto, please indicate your acceptance in the space provided for that purpose below.
Very truly yours,
Massachusetts Mutual Life Insurance Company
By: ________________________________________________
Name: Andrew C. Dickey
Title: Head of Alternative and Private Equity
Accepted:
Invesco Real Estate Income Trust Inc.
By:
Name: Beth A. Zayicek
Title: Chief Operating Officer

EXHIBIT D

AMENDMENT TO
LETTER AGREEMENT

[_], 2021

Invesco Advisers, Inc.
1555 Peachtree Street
NE Suite 1800
Atlanta GA 30309

Ladies and Gentlemen:

Invesco Real Estate Income Trust Inc. (the “Company”), Invesco Advisers, Inc. (“IAI”) and Massachusetts Mutual Life Insurance Company (the “Investor”) previously entered into that certain letter agreement, dated August 12, 2020 (the “Original Letter Agreement”). The Company, IAI and the Investor desire to amend the Original Letter Agreement as set forth in this Amendment to Letter Agreement (this “Amendment”).

1.Amendment to Original Letter Agreement.

(a)    The Original Letter Agreement is hereby amended to provide that the term “Waiver” means for all purposes that certain Request to Waive Stock Ownership Limit, dated August 12, 2020, between the Investor and the Company, as amended by that certain Amendment to Request to Waive Stock Ownership Limit, dated as of the date hereof, between the Investor and the Company.

(b)    Except as expressly set forth in this Section 1, the terms of the Original Letter Agreement are not amended or modified hereby and shall remain in full force and effect as set forth in the Original Letter Agreement.

2.This Amendment may only be amended by a written instrument signed by all of the parties hereto.

3.This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without giving effect to the conflict of laws provisions therein.

4.If any part of this Amendment is held by a court of competent jurisdiction to be unenforceable, illegal or invalid, the balance of this Amendment shall remain in effect and unaffected by such unenforceability, illegality or invalidity.

5.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[Signatures on following page]

0 = 1 LEGAL02/40713129v4

    If the foregoing correctly sets forth the agreement between the parties hereto, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Massachusetts Mutual Life Insurance Company

By:
Name:
Title:

Accepted:

Invesco Advisers, Inc.

By: ____________________________________
Name:
Title:

Invesco Real Estate Income Trust Inc.

By: ____________________________________
Name: Beth A. Zayicek
Title: Chief Operating Officer